                                                                    EXHIBIT 23.6

                           Consent of Higgs & Johnson

         We hereby consent to each reference to us and the discussions of advice provided by us under the headings "Legal matters" in the Registration Statement on Form F-1 of Ultrapetrol (Bahamas) Limited. (the "Registration Statement"),
without admitting we are "experts" within the meaning of the Securities Act of
1933, as amended, or the rules and regulations of the Securities and Exchange
Commission thereunder with respect to any part of the Registration Statement.

                                                    /s/ Higgs & Johnson
                                                    Nassau, Bahamas
                                                    September 26, 2006